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               Instruments Defining the Rights of Shareholders       Exhibit 4.1
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Reference is made to the Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Form 10-KSB for the year ended December 31, 1996), the Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 of Form 10-QSB for the quarter ended September 30,
1998) and the Registration Statement on Form 8-A, filed with the SEC on November 14, 1983, and the Registration Statement on From 8-A, filed with the SEC on October 7, 1998, respectively, together with all exhibits thereto (incorporated by reference to Items 3(d) and (e) of this Registration Statement).